EXHIBIT-11
                                                                    ----------

COMPUTATION OF EARNINGS (LOSS) PER SHARE
                                                  Three Months               Six Months
                                                  Ended June 30,            Ended June 30,
                                            ----------------------     ----------------------
(Amounts in thousands except per share data)     1994        1993         1994         1993
- ---------------------------------------------------------------------------------------------

PRIMARY
  Average shares outstanding                 3,437,579   3,555,460    3,436,277   3,551,344
                                            ==========  ==========    ==========  ==========


Income (Loss) from Continuing Operations
     Before Extraordinary Expenses           $    366    $ (1,009)     $    525    $ (1,459)
                                            ==========  ==========    ==========  ==========

Per share amount                             $    .11    $   (.28)     $    .15    $   (.41)
                                            ==========  ==========    ==========  ==========


Income from Discontinued Operations          $    ---    $    584      $    ---    $  1,212
                                            ==========  ==========    ==========  ==========

Per share amount                             $    ---    $    .16      $    ---    $    .34
                                            ==========  ==========    ==========  ==========

Extraordinary Expenses, Merger Costs         $   (620)   $    ---      $   (620)   $    ---
                                            ==========  ==========    ==========  ==========

Per share amount                             $   (.18)   $    ---      $   (.18)   $    ---
                                            ==========  ==========    ==========  ==========


Net Loss                                     $   (254)   $   (425)     $    (95)   $   (247)
                                            ==========  ==========    ==========  ==========

Per share amount                             $   (.07)   $   (.12)     $   (.03)   $   (.07)
                                            ==========  ==========    ==========  ==========

Common stock equivalents have not been considered in computing losses per share as the effect is anti-dilutive.